Exhibit 99.1

Investor Contacts:

Gina Hicks

Chief Financial Officer

Phone: 888-482-7671

ghicks@vpco.com

Vapor Corp. Announces Agreement to Acquire Organic Grocery Store in Ft. Myers, Florida

DANIA BEACH, Fla., May 23, 2016 /PRNewswire/ -- Vapor Corp. (OTCQB: VPCO) (the "Company"), a leading U.S.-based distributor and retailer of vaporizers, e-liquids, e-cigarettes and e-hookahs, announced today the Company has signed a definitive agreement to acquire the assets of Ada’s Natural Market, a natural and organic grocery store in Ft. Myers, Florida. The purchase price is $3 million in cash plus any adjustments for inventory levels. The store will continue to operate under the same name and management.

"After a lengthy search, we are very pleased to have identified this strategic opportunity and look forward to its consummation.  With the tenuous status of the vapor industry, based upon the recently promulgated FDA regulations, diversification is a very proactive and prudent step for Vapor Corp. at this time," said CEO Jeffrey Holman.

"We currently own and operate 20 retail vape stores. Equally important is the fact that we, as a management team, have years of experience of being on the other side of the equation as a supplier to tens of thousands of retail stores.  This gives us a unique perspective and skill set, which we fully expect to enhance Ada's already profitable business," said Christopher Santi, President of Vapor Corp.

The Company expects to close the transaction on or about June 1, 2016. The Company plans to fund the acquisition through currently available cash.

Ada’s has been a leader in the natural grocery market in the Ft. Myers area for the past 40 years, offering the freshest, natural and organic products available. With one of the largest organic selections around, Ada’s specializes in facilitating a healthy, well balanced lifestyle. In addition to a comprehensive selection of vitamins and health & beauty, Ada’s also provides a fresh café and an organic juice bar open for breakfast, lunch and dinner.

3001 Griffin Road | Ft. Lauderdale, FL 33312 | Phone: 1.888.766.5351 | Fax: 1.888.882.7095
www.vapor-corp.com

About Vapor Corp.

Vapor Corp. is a U.S. based distributor and retailer of vaporizers, e-liquids and electronic cigarettes. It recently acquired the retail store chain "The Vale Store" as part of a merger with Vaporin, Inc. The Company's innovative technology enables users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor Corp. has a streamlined supply chain, marketing strategies and wide distribution capabilities to deliver its products. The Company's brands include VaporX®, Krave®, Hookah Stix® and Vaporin™ and are distributed to retail stores throughout the U.S. and Canada. The Company sells direct to consumer via e-commerce and Company-owned brick-and-mortar retail locations operating under "The Vape Store" brand.

Safe Harbor Statement

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Vapor Corp.'s current views about future events, financial performances, and project development. These "forward-looking" statements are identified by the use of terms and phrases such as "will," "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Vapor's expectations. These risk factors include, but are not limited to, the risks and uncertainties identified by Vapor Corp. under the headings "Risk Factors" in its latest Annual Report on Form 10-K. These factors are elaborated upon and other factors may be disclosed from time to time in Vapor Corp.'s filings with the Securities and Exchange Commission. Vapor Corp. expressly does not undertake any duty to update forward-looking statements.

3001 Griffin Road | Ft. Lauderdale, FL 33312 | Phone: 1.888.766.5351 | Fax: 1.888.882.7095
www.vapor-corp.com